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Black Mountain Gas
Income Statement

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                                                             Twelve Months          Twelve Months         Twelve Months
                                                                 Ended                  Ended                  Ended
                                                              December 98            December 97            December 96
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Utilitiy Operations
         Operating revenues                                     5,878,856              5,312,480              4,424,728
         Cost of gas sold                                       1,952,535              1,507,742              1,281,423
                                                             -------------          -------------         --------------
                    Total utility gross margin                  3,926,321              3,804,738              3,143,305
                                                             -------------          -------------         --------------

Operating Expenses
         General and administrative                               835,027                830,410                689,009
         Depreciation and amortization                            549,600                501,201                464,414
         Other taxes                                              216,744                244,778                198,894
         Maintenance                                              113,990                 84,850                 78,046
         Distribution system                                      155,518                 89,596                 84,989
         Sales promotion                                           38,907                 43,181                 43,187
         Customer accounting                                      163,830                169,880                156,354
         Income taxes                                             528,921                655,732                512,065
                                                             -------------          -------------         --------------
                    Total utility operating expenses            2,602,537              2,619,628              2,226,958
                                                             -------------          -------------         --------------

Net Utility Operating Income                                    1,323,784              1,185,110                916,347
                                                             -------------          -------------         --------------

Other Operations
         Revenues                                                 727,710                865,364                777,632
         Cost of sales                                           (321,761)              (439,949)              (429,210)
         Other expenses                                          (111,782)              (114,254)              (106,938)
         Income taxes                                            (117,667)              (121,013)               (95,398)
                                                             -------------          -------------         --------------
                    Total other operating income                  176,500                190,148                146,086
                                                             -------------          -------------         --------------

Other Income
         AFUDC                                                     71,500                 66,754                 62,113
         Income Taxes                                             (28,600)               (25,961)               (24,537)
                                                             -------------          -------------         --------------
                    Total other income                             42,900                 40,793                 37,576
                                                             -------------          -------------         --------------

Interest Income (Expense)
         Interest income                                           76,207                 71,140                 61,777
         Interest on customer deposits                            (15,605)               (11,506)               (10,485)
         Interest expense                                        (195,411)              (179,473)              (183,495)
                                                             -------------          -------------         --------------
                    Total interest expense                       (134,809)              (119,839)              (132,203)
                                                             -------------          -------------         --------------

Merger Expenses                                                 1,042,899

Net Income                                                        365,476              1,296,212                967,806
                                                             -------------          -------------         --------------
                                                             -------------          -------------         --------------
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